Exhibit 77(q)(1)

                                    Exhibits

(e)(1) First Amendment to the Management Agreement effective September 2, 2004 between ING Variable Insurance Trust and ING Investments, LLC (regarding to ING GET U.S. Core Portfolios, Series 1-9, ING Get U.S. Opportunity Portfolio, Series 1 and 2, and ING VP Worldwide Growth Portfolio - filed herein.